EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF

IKON OFFICE SOLUTIONS, INC. PURSUANT TO 18 U.S.C. SECTION 1850

We certify that, to the best of our knowledge and belief, the Quarterly Report on Form 10-Q of IKON Office Solutions, Inc. for the period ending December 31, 2002:

(1)	complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Office Solutions, Inc.

/s/ Matthew J. Espe	/s/ William S. Urkiel
Matthew J. Espe President and Chief Executive Officer February 14, 2003	William S. Urkiel Senior Vice President and Chief Financial Officer February 14, 2003